Exhibit 4.2

CORTLAND BANCORP

194 West Main Street

Cortland, OH 44410

August 9, 2018

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re:  Cortland Bancorp Quarterly Report on Form 10-Q for the quarter ended June 30, 2018

Ladies and Gentlemen:

Cortland Bancorp, an Ohio corporation, is today filing a Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 (the "Form 10-Q"), as executed on August 9, 2018.

Pursuant to the instructions relating to the Exhibits in Item 601(b)(4)(iii) of Regulation S-K, Cortland Bancorp hereby agrees to furnish the Commission, upon request, copies of instruments and agreements defining the rights of holders of its long-term debt and of the long-term debt of its consolidated subsidiaries, which are not being filed as exhibits to the Form 10-Q.  No such instrument or agreement represents long-term debt exceeding 10% of the total assets of Cortland Bancorp and its subsidiaries on a consolidated basis.

Very truly yours,

/s/ James M. Gasior
James M. Gasior
President and CEO